EXHIBIT 10.12

PROMISSORY NOTE
(Term)

$125,000	November 29, 2007

For Value Received, Lank Acquisition Corp., a Delaware corporation (“Maker”), hereby unconditionally promises to pay to the order of Lank Acquisition, LLC, a Delaware limited liability company (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000) (the “Loan”), due and payable on the dates and in the manner set forth below.

1. Principal Repayment. The outstanding principal amount of the Loan shall be due and payable as soon as reasonably practicable upon the earliest to occur of (i) November 28, 2008, (ii) the date on which the Lender declares an Event of Default (as defined below) to have occurred and (iii) an initial public offering of the securities of the Maker (or any successor entity) to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (an “IPO”), (such date first to occur being referred to herein as the “Maturity Date”). This Note may be prepaid in whole or in part at any time without notice, premium or penalty.

2. Interest Rate and Payments. No interest shall accrue on the unpaid principal balance of the Loan; provided, however, that Maker promises to pay interest on the outstanding principal amount hereof from and after the Maturity Date, or during the continuance of an Event of Default (as defined below), at the rate of five percent (5.0%) per annum, (or, if such rate exceeds the maximum rate permitted by law, then at such maximum rate permitted by law). Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3. Place of Payment. All amounts payable hereunder shall be payable in immediately available funds at the office of the Lender, unless another place of payment shall be specified in writing by the Lender.

4. Application of Payments. Payment on this Note shall be applied first to costs and expenses incurred in the collection of any sum due hereunder, then to accrued interest, and thereafter to the outstanding principal balance hereof. Any principal repayment or interest payment hereunder not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the rate set forth in the third sentence of Section 2 hereof (or, if such rate exceeds the maximum rate permitted by law, then at such maximum rate permitted by law) until paid in full.

5. Representations and Warranties. Maker represents and warrants to the Lender that:

(a) Maker is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where the nature of its business or the location or ownership of its properties requires such qualification;

(b) Maker has the full corporate power and authority to execute and deliver this Note and to perform all of the obligations hereunder, and all necessary corporate action has been taken to execute and deliver this Note and to make the borrowings hereunder;

(c) this Note constitutes the legal, valid, and binding obligations of the Maker, enforceable against Maker in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws generally affecting the enforcement of the rights of creditors; and

(d) the execution, delivery and performance by the Maker of this Note do not (i) violate any provisions of the Maker’s Certificate of Incorporation, bylaws or any contract, agreement, law, regulation, order, decree or writ to which the Maker or any of its properties are subject, or (ii) require the consent or approval of any person, entity or authority, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of any of the foregoing.

6. Default. Each of the following events shall be an “Event of Default” hereunder:

(a) Maker fails to pay any of the principal, interest or any other amounts payable under this Note within five (5) business days following the date as the same becomes due and payable;

(b) Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Maker or all or any substantial portion of the Maker’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

(c) an involuntary petition is filed, or any proceeding or case is commenced, against the Maker (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied for, appointed for the Maker or to take possession, custody or control of any property of the Maker, or an order for relief is entered against the Maker in any of the foregoing.

7.  Remedies. Upon the occurrence and during the continuance of an Event of Default hereunder:

(a) all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Lender, and, in the case of an Event of Default pursuant to Section 6 (b) or (c) above, automatically, be immediately due, payable and collectible by the Lender pursuant to applicable law;

(b) any and all unpaid principal, interest or other amounts due under this Note shall thereafter bear interest at the maximum rate set forth in the third sentence of Section 2 hereof; and

(c) the Lender may exercise any and all rights and remedies it may have under this Note or under applicable law.

All rights and remedies shall be cumulative and not exclusive. The failure of the holder hereof to exercise all or any of its rights, remedies, powers or privileges hereunder or any other agreement or applicable law in any instance shall not constitute a waiver thereof in that or any other instance.

8. Expenses. The Maker agrees to and shall pay to the Lender on demand, any and all expenses, including, without limitation, reasonable attorney’s fees and disbursements, incurred or paid by the Lender for collection or enforcement of amounts outstanding hereunder.

9. Waivers. The Maker, for itself and its legal representatives, successors and assigns, hereby expressly waives demand, protest, presentment, notice of dishonor, notice of acceptance, and notice of protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and agrees that any extension, renewal or postponement of the time of payment or any other indulgence to, or release of any person now or hereafter obligated for the payment of this Note shall not affect the Maker’s liability hereunder.

10. Governing Law. This Note shall be governed by, and construed in accordance with, the laws (and not the laws of conflict) of the State of Delaware.

11. Successors and Assigns. This Note and all obligations of the Maker hereunder shall be binding upon the successors and assigns of the Maker, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, any future holder of this Note and their respective successors and assigns, provided, however, the Maker may not transfer or assign its rights or obligations hereunder without the express written consent of the Lender, and any purported transfer or assignment by the Maker without the Lender’s written consent shall be null and void. The Lender may assign, transfer, participate or endorse its rights under this Note without the consent or approval of the Maker, and all such rights shall inure to the Lender’s successors and assigns. No sales of participations, other sales, assignments, transfers, endorsements or other dispositions of any rights hereunder or any portion thereof or interest therein shall in any manner affect the obligations of the Maker under this Note. Upon request, the Maker shall, at its own expense, execute and deliver to the assignee of this Note, a replacement Note of equal and like tenor in an amount assigned to and assumed by such assignee.

12. Entire Agreement; Amendments; Invalidity. This Note constitutes the entire agreement and understanding of the parties, and supercedes and replaces in its entirety any prior discussions, agreements, etc., all of which are merged herein and therein. None of the terms of this Note may be amended or otherwise modified except by an instrument executed by each of the Maker and the Lender. If any term of this Note shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Note shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

In Witness Whereof, this Note has been duly executed as an instrument under seal as of the date first set forth above.

Maker: LANK ACQUISITION CORP. By: /s/ Mark C. Davis Mark C. Davis Co-President, co-Chairman and co-Chief Executive Officer
Attest: By: Title: